Exhibit 99.1

WINTHROP REALTY TRUST ANNOUNCES RESULTS FOR

THIRD QUARTER 2012

~Announces Share Repurchase Plan~

Declares Fourth Quarter 2012 Dividend

FOR IMMEDIATE RELEASE

Boston, Massachusetts – November 1, 2012 – Winthrop Realty Trust (NYSE:FUR), a leading real estate value investor, today announced financial and operating results for the third quarter ended September 30, 2012. All per share amounts are on a diluted basis.

Financial Results

Three Months Ended September 30, 2012

Net income applicable to common shares for the quarter ended September 30, 2012 was $12.3 million, or $0.37 per common share as compared with net income per common share of $9.8 million or $0.30 per common share for the quarter ended September 30, 2011.

For the quarter ended September 30, 2012, the Company reported FFO applicable to common shares of $19.3 million, or $0.58 per common share as compared with FFO of $18.0 million, or $0.55 per common share for the third quarter of 2011.

Nine Months Ended September 30, 2012

Net income applicable to common shares for the nine months ended September 30, 2012 was $20.2 million or $0.61 per common share as compared with net income of $20.6 million or $0.67 per common share for the same period ended September 30, 2011. The decrease in per common share amounts is directly attributable to the $6.5 million dividend payable on the Series D preferred shares issued in November 2011 and March 2012 as well as an increase in the weighted average common shares outstanding during 2012 as a result of our public offering in April 2011.

FFO for the nine months ended September 30, 2012 was $41.3 million or $1.25 per common share as compared with FFO of $42.3 million, or $1.37 per common share for the nine months ended September 30, 2011.

Michael L. Ashner, Winthrop’s Chairman and Chief Executive Officer commented, “We are extremely pleased with our third quarter results which we view as supporting our overall investment strategy as well as the strong leasing momentum that we are realizing throughout the portfolio”.

Net Asset Value as of September 30, 2012

The Company has added net asset value disclosure to assist the financial community in its evaluation of the Company’s value and performance. The Company’s estimated range of net asset value per common share is $12.93 to $15.13 as compared to $12.76 to $15.10 at June 30, 2012. Details regarding the methodology used to calculate this range of value as well as financial results, properties and tenants can be accessed in the quarterly supplemental report at www.winthropreit.com in the Investor Relations section.

2012 Third Quarter Activity

Acquisitions

•

Acquired for $32.5 million the senior participation in a loan on a property located at 625 Fulton Avenue, Brooklyn, New York through a venture in which the Company holds a one-third interest. Following consummation of the acquisition, the venture entered into a forbearance agreement with the borrower pursuant to which, among other things, the interest rate on the loan was increased to 9% and the principal amount of the loan was reset to $40.0 million.

•

Acquired for approximately $20.7 million a portfolio of four performing B-Note loan assets with an aggregate par value of approximately $25.7 million. The loans are collateralized by four separate office and retail assets located in California and Hawaii.

Dispositions and Loan Asset Repayments

•

Received cash proceeds of approximately $38.4 million on an investment of $29.8 million after repayment of a C note in a $798.0 million first mortgage encumbering a 4.5 million square foot, 31 property portfolio of office properties situated throughout Southern California.

•	Sold a vacant property located in Memphis, Tennessee leased by The Kroger Co. for $600,000 and received a lease cancellation fee of $600,000 from Kroger for total proceeds of $1.2 million.

•	Sold an office property located in Indianapolis, Indiana referred to as Circle Tower for approximately $6.3 million.

•	Received $7.8 million from a loan payoff at par on its Riverside Plaza retail property held through a 50% ownership interest in a joint venture with WRT-ROIC Riverside LLC.

Leasing Activity

•

Modified and executed a ten-year lease extension on a 614,000 square foot property located in Houston, Texas, triple net-leased to Spectra Energy Westheimer which extended the term of the lease through April 30, 2026.

•

Executed a new ten-year lease with Hitachi Data Systems Corporation commencing in March 2013 with an initial term that expires February 29, 2024 for approximately 53,000 square feet of the Meridian Corporate Center I (Crossroads I) office building in Englewood, Colorado. As a result of leasing activity, the Crossroads I and Crossroads II properties are 88.43% leased, compared to 56.0% when purchased during the fourth quarter of 2010.

•	Executed a 2,500 square foot expansion that expires in 2022 at our Deer Valley property, which brings occupancy in the building to 99%.

•

Entered into a letter of intent to extend our triple net lease with Ingram Micro, the tenant occupying 200,000 square feet of office space in Amherst, New York, through 2023 upon expiration of their existing net lease. The extension terms are in the process of being finalized.

Financing Activity

•

The Company received net proceeds of approximately $83.2 million from a public offering of 7.75% Senior Notes due August 15, 2022 at a price of $25.00 per share. The Company may redeem the Notes, in whole or in part, at any time or from time to time on or after August 15, 2015.

•

The Company and its joint venture partner, Marc Realty refinanced the existing debt on the property located at 223 West Jackson in Chicago, Illinois with a new $9.5 million first mortgage on the property.

Subsequent to Quarter End

•

The Company, together with New Valley LLC (wholly owned by Vector Group Ltd.) and The Witkoff Group, acquired the property and associated air rights located at 701 Seventh Avenue in the Times Square area of New York City for a purchase price of $434.0 million, inclusive of closing costs and reserves. The Company made an initial contribution of approximately $29.0 million and has committed to invest up to $68.0 million on a preferred equity basis into the proposed redevelopment that will include expansion of the retail space to approximately 80,000 square feet, installation of a new approximately 22,000 square foot state of the art LED sign and potential hotel development.

•

Realized net proceeds of approximately $17.2 million through the sale of 3.25 million common shares of Cedar Realty Trust. The Company’s average aggregate cost for such shares was approximately $12.4 million. The Company still holds 3.0 million shares of common stock in Cedar.

•

Purchased for $75,000, a 100% membership interest in the entity that holds the fee simple title to a nine-story, 187,000 square foot, 53% occupied, Class B office building located in Cerritos, California, 20 miles south of Los Angeles. Concurrent with the acquisition of the property, the Company entered into a modification agreement with the first mortgage lender pursuant to which the loan was split into a $23.0 million performing A Note and a $14.5 million accruing B Note. Pursuant to the modification, the Company has additionally funded a $1.5 million leasing reserve (which is payable to the Company together with a 9% return thereon prior to repayment of the B Note).

•

Refinanced the first mortgage debt on its Newbury Village Apartment property located in Meriden, Connecticut with a new loan in the principal amount of $21.0 million which bears interest at 3.95% and matures on October 2, 2022.

•	The Company received full repayment of $30.0 million on its loan collateralized by Broward Financial Center in Fort Lauderdale, Florida.

•	Fully satisfied its mortgage loan payable of $1.7 million collateralized by the Lisle, Illinois property referred to as 701 Arboretum.

Fourth Quarter 2012 Dividend Declaration

The Company’s Board of Trustees is declaring a dividend for the fourth quarter of 2012 of $0.1625 per common share payable on January 15, 2013 to common shareholders of record on December 31, 2012. The Company’s Board of Trustees is also declaring a regular cash dividend for the fourth quarter of 2012 of $0.578125 per Series D preferred share which is payable on December 31, 2012 to the holders of Series D preferred shares of record on December 16, 2012.

Share Repurchase

The Board of Trustees has approved a share repurchase plan pursuant to which the Company will be permitted to repurchase up to 1,500,000 of its outstanding common shares at prices to be determined by the Board of Trustees. As of October 31, 2012, the Company had 33,088,751 common shares outstanding.

“The decision to implement a share repurchase plan reflects the confidence of both management and our board of trustees in the Company’s continued business strength,” said Michael L. Ashner, Chairman and CEO of Winthrop. “We believe that the purchase of our own shares is a solid investment in the Company and will add to shareholder value.”

The purchases of common shares will be executed periodically as market and business conditions warrant on the open market, in negotiated or block trades, or under a 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The share repurchase plan does not obligate the Company to repurchase any dollar amount or number of common shares, and the timing and amount of any shares repurchased under the plan will depend on market conditions, share price, corporate and regulatory requirements, capital availability and other factors, such as financial covenants and rating considerations. The share repurchase plan does not have an expiration date and may be limited or terminated at any time by the Board of Trustees without prior notice.

Conference Call Information

The Company will host a conference call to discuss its third quarter 2012 results today, Thursday, November 1, 2012 at 12:00 pm Eastern Time. Interested parties may access the live call by dialing (877) 407-9205 or (201) 689-8054, or via the Internet at www.winthropreit.com within the News and Events section. An online replay will be available for one year. A replay of the call will be available through December 3, 2012 by dialing (877) 660-6853; account #286, confirmation #399507.

About Winthrop Realty Trust

Winthrop Realty Trust, headquartered in Boston, Massachusetts, is a NYSE-listed real estate investment trust (REIT) focused on acquiring, owning, operating and investing in real property as well as real estate financial instruments including CMBS, Bonds, REIT Preferred and common stock. For more information, please visit our web-site at www.winthropreit.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. The statements in this release state the Company’s and management’s hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements for which the Company claims the protections of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995. It is important to note that future events and the Company’s actual results could differ materially from those described in or contemplated by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) local real estate conditions, (iv) increases in interest rates, (v) increases in operating costs and real estate taxes, (vi) changes in accessibility of debt and equity capital markets and (vii) defaults by borrowers on loans. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission, copies of which may be obtained from the Company or the Securities and Exchange Commission. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as may be updated or supplemented in the Company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the Company’s results.

Financial Results

Financial results for the three and nine months ended September 30, 2012 and 2011 are as follows (in thousands except per share amounts):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Revenue
Rents and reimbursements	$13,335	$10,370	$38,225	$31,696
Interest, dividends and discount accretion	3,722	5,503	15,018	20,269

	17,057	15,873	53,243	51,965

Expenses
Property operating	3,624	3,272	11,535	10,856
Real estate taxes	1,268	1,079	3,481	3,360
Depreciation and amortization	4,842	3,111	12,872	9,751
Interest	4,430	3,480	11,602	11,926
Impairment loss on investment in real estate	—	3,000	—	3,000
General and administrative	3,098	2,691	9,088	7,816
Transaction costs	30	201	335	358
State and local taxes	65	11	213	88

	17,357	16,845	49,126	47,155

Other income (loss)
Earnings from preferred equity investments	—	257	—	498
Equity in income of equity investments	12,644	2,820	13,654	4,340
Realized gain on sale of securities carried at fair value	—	—	41	131
Unrealized gain (loss) on securities carried at fair value	3,113	(961)	7,254	(798)
Unrealized gain (loss) on loan securities carried at fair value	371	(75)	447	2,772
Gain on sale of equity investments	165	207	397	207
Gain on extinguishment of debt	—	8,514	—	8,514
Interest income	242	472	433	1,007

	16,535	11,234	22,226	16,671

Income from continuing operations	16,235	10,262	26,343	21,481

Discontinued operations
Income (loss) from discontinued operations	(188)	(98)	(59)	142

Consolidated net income	16,047	10,164	26,284	21,623
(Income) loss attributable to non-controlling interests	(939)	(318)	435	(851)

Net income attributable to Winthrop Realty Trust	15,108	9,846	26,719	20,772
Preferred dividend of Series C Preferred Shares	—	(59)	—	(176)
Preferred dividend of Series D Preferred Shares	(2,786)	—	(6,498)	—

Net income attributable to Common Shares	$12,322	$9,787	$20,221	$20,596

Per Common Share Data – Basic
Income from continuing operations	$0.38	$0.30	$0.61	$0.66
Income (loss) from discontinued operations	(0.01)	—	—	0.01

Net income attributable to Winthrop Realty Trust	$0.37	$0.30	$0.61	$0.67

Per Common Share Data – Diluted
Income from continuing operations	$0.38	$0.30	$0.61	$0.66
Income (loss) from discontinued operations	(0.01)	—	—	0.01

Net income attributable to Winthrop Realty Trust	$0.37	$0.30	$0.61	$0.67

Basic Weighted-Average Common Shares	33,075	32,949	33,064	30,889

Diluted Weighted-Average Common Shares	33,076	32,949	33,064	30,889

Comprehensive income
Consolidated net income	$16,047	$10,164	$26,284	$21,623
Change in unrealized gain (loss) on interest rate derivative	(16)	—	(73)	63

Comprehensive income	$16,031	$10,164	$26,211	$21,686

Funds From Operations:

The following presents a reconciliation of net income to funds from operations for the three and nine months ended September 30, 2012 and 2011 (in thousands, except per share amounts):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Net income attributable to Winthrop Realty Trust	$15,108	$9,846	$26,719	$20,772
Real estate depreciation	2,903	2,094	8,165	6,298
Amortization of capitalized leasing costs	2,169	1,092	5,106	3,683
Trust’s share of real estate depreciation and amortization of unconsolidated interests	2,976	2,996	10,630	7,635
(Gain) loss on sale of real estate	(945)	58	(945)	58
Gain on sale of equity investments	(165)	—	(397)	—
Impairment loss on investments in real estate	698	3,000	698	3,000
Impairment loss on equity investments	—	—	—	3,800
Less: Non-controlling interest share of real estate depreciation and amortization	(699)	(790)	(2,144)	(2,371)

Funds from operations	22,045	18,296	47,832	42,875
Preferred dividend of Series C Preferred Share dividends	—	(59)	—	(176)
Preferred dividend of Series D Preferred Share dividends	(2,786)	—	(6,498)	—
Allocation of earnings to Series B-1 Preferred Shares	—	(170)	—	(257)
Allocations of earnings to Series C Preferred Shares	—	(82)	—	(176)

FFO applicable to Common Shares-Basic	$19,259	$17,985	$41,334	$42,266

Weighted-average Common Shares	33,075	32,949	33,064	30,889

FFO Per Common Share-Basic	$0.58	$0.55	$1.25	$1.37

Diluted
Funds from operations attributable to the Trust	$22,045	$18,296	$47,832	$42,875
Preferred dividend of Series C Preferred Share dividends	—	(59)	—	(176)
Preferred dividend of Series D Preferred Share dividends	(2,786)	—	(6,498)	—
Allocation of earnings to Series B-1 Preferred Shares	—	(170)	—	(257)
Allocation of earning to Series C Preferred Shares	—	(82)	—	(176)

FFO applicable to Common Shares	$19,259	$17,985	$41,334	$42,266

Weighted-average Common Shares	33,075	32,949	33,064	30,889
Stock options	1	—	—	—

Diluted weighted-average Common Shares	33,076	32,949	33,064	30,889

FFO Per Common Share - Diluted	$0.58	$0.55	$1.25	$1.37

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss determined in accordance with Generally Accepted Accounting Principles (“GAAP”), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO and FFO per diluted share are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO and FFO per diluted share should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of equity REITs. FFO and FFO per diluted share exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows. FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity.

Consolidated Balance Sheets:

(in thousands, except share data)

	September 30,	December 31,
	2012	2011
	(Unaudited)	(Unaudited)
ASSETS
Investments in real estate, at cost
Land	$37,177	$36,495
Buildings and improvements	344,289	327,337

	381,466	363,832
Less: accumulated depreciation	(48,618)	(44,556)

Investments in real estate, net	332,848	319,276

Cash and cash equivalents	159,251	40,952
Restricted cash held in escrows	15,273	3,914
Loans receivable, net	138,001	114,333
Accounts receivable, net of allowances of $513 and $639, respectively	4,892	5,335

Accrued rental income	13,467	10,805
Securities carried at fair value	37,191	28,856
Loan securities carried at fair value	5,756	5,309
Preferred equity investments	5,500	5,520
Equity investments	115,299	162,142
Lease intangibles, net	34,883	36,305
Deferred financing costs, net	4,558	1,180
Assets held for sale	18	6

TOTAL ASSETS	$866,937	$733,933

LIABILITIES
Mortgage loans payable	238,097	$230,940
Senior notes payable	86,250	—
Non-recourse secured financings	29,150	29,150
Revolving line of credit	—	40,000
Accounts payable and accrued liabilities	19,635	16,174
Dividends payable	8,161	5,369
Deferred income	758	502
Below market lease intangibles, net	2,423	2,962
Liabilities of held for sale assets	89	—

TOTAL LIABILITIES	384,563	325,097

COMMITMENTS AND CONTINGENCIES

EQUITY
Winthrop Realty Trust Shareholders’ Equity:
Series D Cumulative Redeemable Preferred Shares, $25 per share liquidation preference; 5,060,000 shares authorized and 4,820,000 shares outstanding at September 30, 2012 and 1,840,000 shares authorized and 1,600,000 shares outstanding at December 31, 2011	120,500	40,000
Common Shares, $1 par, unlimited shares authorized; 33,077,047 and 33,041,034 issued and outstanding at September 30, 2012 and December 31, 2011, respectively	33,077	33,041
Additional paid-in capital	617,837	626,099
Accumulated distributions in excess of net income	(307,144)	(311,246)
Accumulated other comprehensive loss	(165)	(92)

Total Winthrop Realty Trust Shareholders’ Equity	464,105	387,802
Non-controlling interests	18,269	21,034

Total Equity	482,374	408,836

TOTAL LIABILITIES AND EQUITY	$866,937	$733,933

Further details regarding the Company’s results of operations, properties, joint ventures and tenants are available in the Company’s Form 10-Q for the quarter ended September 30, 2012 which will be filed with the Securities and Exchange Commission and will be available for download at the Company’s website www.winthropreit.com or at the Securities and Exchange Commission website www.sec.gov.

# # #

Contact Information:

AT THE COMPANY

John Garilli

Chief Financial Officer

(617) 570-4614